Exhibit 10.65

FIRST EXTENSION AGREEMENT
THIS FIRST EXTENSION AGREEMENT, dated as of the October 12, 2012 (this “Agreement”), is made among Idaho Power Company, an Idaho corporation (the “Borrower”), the Lenders and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”).
RECITALS
A.    The Borrower, the Lenders and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement, dated as of October 26, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement as they may be modified pursuant to this Agreement.
B.    The Borrower has requested a one-year extension of the Facility Termination Date pursuant to Section 2.21(a) of the Credit Agreement and the Lenders signatory hereto have approved such request pursuant to Section 2.21 of the Credit Agreement.
STATEMENT OF AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

EXTENSION

Pursuant to Section 2.21(a) of the Credit Agreement, the Borrower provided an Extension Notice to the Administrative Agent on September 19, 2012 that, if agreed to by Lenders holding more than fifty percent (50%) of the Aggregate Commitments, would extend the Facility Termination Date for a period of one year from October 26, 2016 to October 26, 2017. As of the date hereof, Lenders (the “Consenting Lenders”) holding more than fifty percent (50%) of the aggregate amount of the Aggregate Commitments have agreed to the extension and, subject to the satisfaction of the conditions in Section 2.21(c) of the Credit Agreement, the Facility Termination Date as to the Consenting Lenders shall be extended to October 26, 2017. Subject to the right of Borrower pursuant to Section 2.21(b) of the Credit Agreement to replace the Commitment of any Non-Consenting Lenders for the remaining duration of the Credit Agreement, the Facility Termination Date as to the Non-Consenting Lenders remains unchanged.
ARTICLE II

CONDITIONS OF EFFECTIVENESS

2.1    The extension of the Facility Termination Date pursuant to Article I shall become effective as of the date (the “Extension Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a)The Administrative Agent (or its counsel) shall have received from the Borrower and Lenders holding more than fifty percent (50%) of the aggregate amount of the Aggregate Commitments either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic image scan transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)The Borrower shall have paid:

(i)to the Administrative Agent, for the account of each Lender agreeing to the extension, an extension fee in the amount of 0.075% of such Lender's Commitment as of the Extension Date, which extension fee once paid will be fully earned and nonrefundable; and

(ii)all other fees and reasonable expenses of the Administrative Agent and the Lenders required under the Credit Agreement and any other Loan Document to be paid on or prior to the Extension Date (including reasonable fees and expenses of counsel) in connection with this Agreement.

(c)The Administrative Agent shall have received a certificate (the statements contained in which shall be true) of a duly authorized officer of the Borrower stating that both before and after giving effect to such extension of the Facility Termination Date (i) no Default has occurred and is continuing and (ii) all representations and warranties contained in Article 5 of the Credit Agreement are true and correct in all material respects on and as of the Extension Date, except for such representations or warranties which by their terms are made as of a specified date, which shall be true and correct as of such specified date.

ARTICLE III

ACKNOWLEDGMENT AND CONFIRMATION OF THE BORROWER

The Borrower hereby confirms and agrees that after giving effect to this Agreement, the Credit Agreement and the other Loan Documents remain in full force and effect and enforceable against it in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, except as set forth in this Agreement. The Borrower represents and warrants to the Lenders that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Loan Documents, or if the Borrower has any such claims, counterclaims, offsets, or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this Agreement. This acknowledgment and confirmation by the Borrower is made and delivered to induce the Administrative Agent and the Lenders to enter into this Agreement. The Borrower acknowledges that the Administrative Agent and the Lenders would not enter into this Agreement in the absence of the acknowledgment and confirmation contained herein.

ARTICLE IV
GENERAL PROVISIONS
4.1    Full Force and Effect. Except as expressly modified hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after giving effect to this Agreement. Any reference to the Credit Agreement or any of the other Loan Documents herein or in any such documents shall refer to the Credit Agreement and Loan Documents as modified hereby. This Agreement is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This Agreement shall constitute a Loan Document under the terms of the Credit Agreement.

4.2    Severability of Provisions. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction.

4.3    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Consenting Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action; provided that this Agreement shall not be deemed to be effective prior to the first date set forth above. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart thereof.

4.4    Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns.

4.5    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

4.6    Expenses. The Borrower agrees on demand (i) to pay all reasonable fees and expenses of counsel to the Administrative Agent, and (ii) to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses, in each case, in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents delivered in connection herewith.

4.7    Construction. The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
IDAHO POWER COMPANY, as Borrower
By:    /s/ Steven R. Keen
Name:    Steven R. Keen

Title:	Senior Vice President-Finance and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender, the Issuing Lender, the Swingline Lender and Administrative Agent
By:    /s/ Yann Blindert
Name:    Yann Blindert

Title:	Director

JPMORGAN CHASE BANK, N.A., as Syndication Agent and as a Lender
By:    /s/ John E. Zur III
Name:    John E. Zur III

Title:	Authorized Officer

KEYBANK NATIONAL ASSOCIATION
By:    /s/ Keven D. Smith
Name:    Keven D Smith
Title:    Senior Vice President

Union Bank, N.A.
By:    /s/ Michael Agrimis
Name:    Michael Agrimis
Title:    Vice President

BANK OF AMERICA, N.A.
By:    /s/ Stephen Maloney
Name:    Stephen Maloney
Title:    Senior Vice President

US BANK, NATIONAL ASSOCIATION, as a lender
By:    /s/ Holland H. Williams
Name:    Holland H. Williams
Title:    AVP & Portfolio Manager

ROYAL BANK OF CANADA
By:    /s/ Kyle E. Hoffman
Name:    Kyle E. Hoffman
Title:    Authorized Signatory

THE BANK OF NEW YORK MELLON
By:    /s/ Mark W. Rogers
Name:    Mark W. Rogers
Title:    Vice President